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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934



                 DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                         APRIL 25, 2001 (APRIL 23, 2001)


                             UNITED STATIONERS INC.
               (Exact name of Registrant as specified in charter)

          DELAWARE                    000-10653                  36-3141189
(State or other jurisdiction     (Commission file number)    (I.R.S. employer
     of incorporation)                                       identification no.)

                          UNITED STATIONERS SUPPLY CO.
               (Exact name of Registrant as specified in charter)

         ILLINOIS                      33-59811                  36-2431718
(State or other jurisdiction    (Commission file number)      (I.R.S. employer
     of incorporation)                                       identification no.)


             2200 EAST GOLF ROAD
            DES PLAINES, ILLINOIS                            60016-1267
   (Address of Principal Executive Offices)                  (Zip Code)


       Registrants' telephone number, including area code: (847) 699-5000

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             UNITED STATIONERS INC. AND UNITED STATIONERS SUPPLY CO.



ITEM 5.  OTHER EVENTS

         The Company reported earnings per share of $0.64 for its first quarter ended March 31, 2001, compared with $0.69 in the first quarter of 2000. Net income for the latest three months was $21.6 million, down from $23.9 million in the comparable prior-year quarter. Net sales for the period reached a record $1.1 billion, up 6.5% compared with sales of $995 million for the first three months of 2000.



ITEM 7.  EXHIBITS

Exhibit 99.1
         Press release issued by the Company on April 23, 2001.


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       United Stationers Inc.
                                       United Stationers Supply Co.


Dated:   April 25, 2001                By: /s/ Eileen A. Kamerick
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                                               Eileen A. Kamerick
                                               Executive Vice President and
                                               Chief Financial Officer